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                                                                   EXHIBIT 10.14

                        HALL, KINION & ASSOCIATES, INC.
                             EMPLOYMENT AGREEMENT

          THIS EMPLOYMENT AGREEMENT is entered into as of December 2, 1996, by and between Mordecai Levine ("Employee") and Hall, Kinion & Associates, Inc., a California corporation ("Company").

               1.   Employment; Termination.
                    -----------------------

                    (a)  Agreement of Employment.  Company agrees to continue
                         -----------------------
Employee's Employment (as hereinafter defined) and Employee agrees to remain in Employment with Company, from the date of this Agreement until the date Employee's Employment terminates pursuant to this Agreement. Prior to commencement of Employee's Employment, Employee shall enter into Company's standard Proprietary Information and Inventions Agreement. This Agreement is made of even date with and as a condition to that certain Asset Purchase Agreement ("Asset Purchase Agreement") by and between Company, TA Acquisition Corporation, TeamAlliance Technology Partners, L.P., Team Alliance Technology Partners, Inc., Team Visions, Inc., certain limited liability companies, Mordecai Levine, Frederick Lenz and Employee. This Agreement shall terminate upon the earlier of (i) the satisfaction of all of the obligations hereunder or
(ii) December 2, 2000.

                    (b)  Termination.  Employee's Employment shall terminate
                         -----------
automatically in the event of his death. In addition, Company may terminate Employee's Employment and Employee may terminate his Employment, in either case at any time and for any reason, by giving Employee or Company, as the case may be, notice thereof in writing. Upon termination of Employment, Employee shall only be entitled to compensation, benefits and reimbursements described herein for the period preceding the effective date of the termination; provided,
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however, that if Employee's Employment is terminated without his consent for any
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reason other than Cause, including but not limited to by reason of death or disability or if Employee voluntarily terminates his Employment for Good Reason (as defined below), then Company shall pay Employee all accrued but unpaid salary and bonus and other accrued benefits through the date of termination and shall continue to pay Employee's Base Compensation (at the annual rate then in effect) and bonus (at the monthly rate then in effect) for one hundred eighty
(180) days following such termination. "Cause" shall mean (i) any failure of Employee to perform or observe any of the material terms or provisions of this Agreement and the continued failure of Employee to cure such default within thirty (30) days after written notice of such default and demand for performance has been given to Employee by Company which notice and demand shall describe specifically the nature of such alleged failure to perform or observe such material terms or provisions; provided, however, that if cure is impossible
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within said thirty (30) day period, it shall be sufficient for Employee to commence such cure within said period and pursue such cure diligently to completion within the shortest possible time (but in no event for an aggregate period longer than thirty (30) additional days); (ii) breach by Employee of
Section 6.6(a) of the Asset Purchase Agreement; or (iii) conviction of, or a plea of "guilty" or "no contest" to, a crime involving a felony, fraud, embezzlement or the like. "Good Reason" shall mean the (i) failure of Company to perform or observe any of the material terms or provisions of

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this Agreement, and the continued failure of Company to cure such default within
30 days after written notice of such default and demand for performance has been given to Company by Employee, which notice and demand shall describe specifically the nature of such alleged failure to perform or observe such material terms or provisions; provided, however, that if cure is impossible
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within said thirty (30) day period, it shall be sufficient for Company to commence such cure within said period and pursue such cure diligently to completion within the shortest possible reasonable time (but in no event for an aggregate period longer than thirty (30) additional days); (ii) assignment of duties materially and adversely inconsistent with Employee's position, duties, title and status as set forth on Schedule A, without Employee's consent; (iii) failure by any successor of the Company to expressly assume Company's obligations to perform this Agreement; (iv) failure by any successor of Company to expressly assume or replace any stock options granted pursuant to this Agreement; (v) as provided in paragraph 2(a) below, or (vi) relocation of Employee outside of Manhattan, New York City without his consent;
provided that, Employee shall not be deemed to have been relocated without his
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consent because of required travel on Company's business, including, without limitation, travel to the Company's offices in California and the Purchased LLC offices (as defined in the Asset Purchase Agreement) and travel to such other regional offices now existing, or as may be established from time to time.

          2.   Duties and Scope of Employment.
               -------------------------------

               (a)  Position. Company agrees to employ Employee, and Employee
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agrees to serve as Company's Vice President, Information Services Division, for
the term of his employment under this Agreement, with the duties, responsibilities and capabilities generally set forth on Schedule A hereto and such other duties customarily associated and consistent with such office and duties as determined by Company and its Board of Directors ("Board") from time to time ("Employment"). Employee shall report directly to either Brenda Hall or Paul Bartlett. If Employee shall be involuntarily required to report directly to an officer of Company other than Brenda Hall or Paul Bartlett in their then respective capacities as executive officers of the Company, then Employee shall be entitled for a period of one (1) year thereafter to terminate Employee's Employment for Good Reason as set forth in Section 1(b) hereof.

               (b)  Obligations.  During the term of his Employment, Employee
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shall devote his full business efforts and time to Company and/or its subsidiaries performing the duties as generally described in Schedule A. He shall not render services to any other person or entity without the express prior approval of Company's Chief Executive Officer.

               (c)  Place of Employment.  Employee shall be based in Manhattan,
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New York City except for required travel on Company's business, including without limitation, travel to the Company's offices in California and the Purchased LLC offices (as defined in the Asset Purchase Agreement) and travel to such other regional offices of Company as are now existing or as may be established from time to time.

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     3.   Cash Compensation.
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          (a)  Salary.  During the term of his Employment, Company agrees to pay
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Employee as compensation for his services a base salary at the annual rate of
$125,000 or at such higher rate as Company may determine from time to time.
Such salary shall be payable in accordance with Company's standard payroll procedures. (The annual compensation specified in this subsection (a), together with any increases in such compensation that Company may grant from time to time, is referred to in this Agreement as "Base Compensation.")

          (b)  Bonus.  For the period ending on the first, second and third
               -----
anniversary of his Employment, Employee shall be paid a monthly bonus of two percent (2%) of all gross margin dollars generated by the Information Services Division ("Division Revenue"). For purposes of calculating such bonus, "gross margin" shall mean (x) Company's bill rate minus (y) an amount equal to (A) the Company's aggregate pay rate times (B) 1.15. "Division Revenue" shall mean revenue of the Information Services Division, including revenue of all profit centers reporting directly to such Information Services Division.

EXAMPLE:

Month 1       Division Revenue                              $1,500,000
              Gross Margin (Bill Rate 53.75; Pay Rate 25)           25%
              Gross Margin $ (.25 times 1,500,000)          $  375,000
              Monthly Bonus @2%                             $    7,500

              Total Monthly Comp.                           $   17,916
                                                            (salary +bonus)

          Subject to the foregoing, any increase in the amount of such annual bonus using the formula provided above shall be determined and reviewed annually by the Board of Directors in its sole discretion; provided, however, that unless
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otherwise agreed by Employee and the Company the Board of Directors shall not apply a different formula than the formula provided above for determining Employee's annual bonus for the periods ending on the first, second and third anniversary of his Employment if such different formula would result in a smaller annual bonus to Employee than is determined by the formula provided above.

          4.   Employee Benefits; Employee Incentives.  During the term of his
               --------------------------------------
Employment, Employee shall be eligible to participate in employee benefit plans maintained by Company, subject in each case to the generally applicable terms and conditions of the plan in question and to the determinations of any person or committee administering such plan. During the term of his Employment, Employee shall be eligible to participate in employee fringe benefit incentives and the like as may be established by the Board of Directors from time to time and made available to the Company's Vice Presidents generally.

          5.   Business Operating Expenses.  During the term of his Employment,
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Employee shall be authorized to incur necessary and reasonable travel, entertainment and other

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business expenses in connection with his duties and responsibilities hereunder in an amount not to exceed $5000 per month without the prior approval of the President or the Chief Executive Officer of the Company. Company shall reimburse Employee for such expenses upon presentation of an itemized account and appropriate supporting documentation, all in accordance with Company's generally applicable policies.

          6.   Option Grant.  In addition to cash compensation, as of the date
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when Employee's Employment commences, Company shall grant him a stock option covering 52,000 shares of Company's Common Stock. The exercise price of such option shall be equal to the fair market value of such stock on the date of grant. Company shall use its best efforts to provide that the annual maximum number of such shares shall become exercisable in each year until all such shares are exercisable as is permitted under applicable provisions of the Internal Revenue Code of 1986, as amended, for such option to be treated as an incentive stock option. Subject to the foregoing, it is intended that the term of such option shall be 10 years and shall vest in two equal installments on December 1, 1996 and January 1, 1997 if Employee shall remain in Employment on such dates. Upon the exercise of each option, the Company agrees to pay to Employee an amount equal to the aggregate exercise price of such option. In addition, as of the date when Employee's Employment commences, Company shall grant him an incentive stock option covering 40,000 shares of Company's Common Stock. The exercise price of such option shall be equal to the fair market value of such stock on the date of grant. The term of such option shall be 10 years and shall vest 20% on the first anniversary of the date of grant and the balance shall vest in equal monthly installments over the succeeding 48 months of service. The foregoing options shall be subject to the terms and conditions set forth in the Hall, Kinion & Associates, Inc. 1996 Stock Option Plan and in Company's standard form of incentive stock option agreements; provided however, that if Employee terminates his employment for Good Reason or is terminated by Company without Cause, Employee shall have ninety (90) days within which to exercise such options.

          7.   Successors.  This Agreement shall be binding upon any successor
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to all or substantially all of Company's business and/or assets.  For all purposes under this Agreement, the term "Company" shall include any successor to Company's business and/or assets. Employee's rights hereunder shall inure to his personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

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          8.   Miscellaneous Provisions.
               ------------------------

               (a)  Notice.  Notices and all other communications contemplated
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by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered (including facsimile) or when mailed by U.S. registered mail, return receipt requested and postage prepaid. In the case of Employee, mailed notices shall be addressed to him at the home address which he most recently communicated to Company in writing. In the case of Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

               (b)  Waiver.  No provision of this Agreement shall be modified,
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waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by Employee and by an authorized officer of Company (other than Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

               (c)  Whole Agreement; Modifications.  No agreements,
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representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof. This Agreement, the Asset Purchase Agreement and the Proprietary Information and Inventions Agreement contain the entire understanding of the parties with respect to the subject matter hereof. A modification of this Agreement shall be valid only if it is made in writing and executed by both parties hereto.

               (d)  Withholding Taxes.  All payments made under this Agreement
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shall be subject to reduction to reflect taxes or other charges required to be withheld by law.

               (e)  Choice of Law.  The validity, interpretation, construction
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and performance of this Agreement shall be governed by the laws of the State of
California (except their provisions governing the choice of law).

               (f)  Severability.  The invalidity or unenforceability of any
                    ------------
provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

               (g)  Arbitration.  Any controversy or claim arising out of or
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relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. All fees and expenses of the arbitrator and such Association shall be paid equally by the parties.

               (h)  No Assignment.  The rights of any person to payments or
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benefits under this Agreement shall not be made subject to option or assignment, either by voluntary or

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involuntary assignment or by operation of law, including (without limitation)
bankruptcy, garnishment, attachment or other creditor's process, and any action in violation of this sentence shall be void.

               (i)  Counterparts.  This Agreement may be executed in two or more
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counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of Company by its duly authorized officer, as of the day and year first above written.


                              EMPLOYEE

                                   /s/ Mordecai Levine
                              By ______________________________

                                       Vice President
                              Title ___________________________


                              Hall, Kinion & Associates, Inc.

                                   /s/ Brenda Hall
                              By ______________________________

                                        CEO
                              Title ___________________________

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                              SCHEDULE A--DUTIES


          Under the direction of the Chief Executive Officer of Hall, Kinion and Associates, Inc. (the "Company"), Employee shall operate and manage the Information Services Division in accordance with an annual plan developed and approved by the Chief Executive Officer of the Company. In addition, Employee shall devote no more that 10% of his time to the supervision of the winding-up of the operations of TeamAlliance Technology Partners, L.P., TeamAlliance Technology Partners, Inc. and the non-Purchased LLCs (as described in the Asset Purchase Agreement), which winding-up shall be completed as expeditiously as possible but in no event later than April 30, 1997.

          Employee accepts and agrees that nothing in this Schedule A, or the Agreement of which it is a part, or the Asset Purchase Agreement and its related agreements, or the Proprietary Information and Inventions Agreement, precludes Company from engaging other employees or service providers, or making acquisitions, that are overlapping or competitive with the duties assigned herein to Employee.

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